Exhibit 3.2

THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

SANDS CHINA LTD.

金沙中國有限公司

(ADOPTED BY SPECIAL RESOLUTION DATED MAY 31, 2013)

NOTE: THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF SANDS CHINA LTD. ARE AVAILABLE FOR VIEWING IN ENGLISH AND CHINESE. IF THERE IS ANY INCONSISTENCY BETWEEN THE ENGLISH AND CHINESE VERSIONS, THE ENGLISH VERSION SHALL PREVAIL OVER THE CHINESE VERSION.

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TABLE OF CONTENTS

MEMORANDUM OF ASSOCIATION

THE NAME OF THE COMPANY	1

THE REGISTERED OFFICE OF THE COMPANY	1

THE OBJECT FOR WHICH THE COMPANY IS ESTABLISHED	1

THE LIABILITY OF THE MEMBERS	1

THE CAPITAL OF THE COMPANY	1

ARTICLES OF ASSOCIATION

TABLE A	1

INTERPRETATION	1

PRELIMINARY	5

SHARE CAPITAL	5

ISSUE OF SHARES	5

SHARE RIGHTS	6

VARIATION OF RIGHTS	6

SHARE CERTIFICATES	6

FRACTIONAL SHARES	7

LIEN	8

CALLS ON SHARES	8

FORFEITURE OF SHARES	9

TRANSFER OF SHARES	10

TRANSMISSION OF SHARES	11

UNTRACEABLE MEMBERS	11

ALTERATION OF CAPITAL	12

REDEMPTION AND PURCHASE OF OWN SHARES	13

REGISTER OF MEMBERS	13

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE	14

GENERAL MEETINGS	14

NOTICE OF GENERAL MEETINGS	15

PROCEEDINGS AT GENERAL MEETINGS	16

VOTES OF MEMBERS	18

PROXIES	19

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS	20

WRITTEN RESOLUTIONS OF MEMBERS	20

DIRECTORS	21

ALTERNATE DIRECTOR	21

EXECUTIVE DIRECTORS	22

RETIREMENT OF DIRECTORS	22

DIRECTOR’S FEES AND EXPENSES	23

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DIRECTOR’S INTERESTS	23

POWERS AND DUTIES OF DIRECTORS	25

BORROWING POWERS OF DIRECTORS	27

THE SEAL	27

DISQUALIFICATION OF DIRECTORS	27

REGISTER OF DIRECTORS AND OFFICERS	28

PROCEEDINGS OF DIRECTORS	28

DIVIDENDS	29

ACCOUNTS AND AUDIT	33

CAPITALISATION OF PROFITS	34

SHARE PREMIUM ACCOUNT	35

RESERVES	36

SUBSCRIPTION RIGHTS RESERVE	36

NOTICES	37

INDEMNITY	39

NON-RECOGNITION OF TRUSTS	40

WINDING UP	40

AMENDMENT OF ARTICLES OF ASSOCIATION	41

UNSUITABLE PERSONS AND COMPULSORY REDEMPTION	41

ii

THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

SANDS CHINA LTD.

金沙中國有限公司

(ADOPTED BY SPECIAL RESOLUTION DATED MAY 31, 2013)

1.	The name of the Company is Sands China Ltd. 金沙中國有限公司.

2.

The Registered Office of the Company will be situated at the offices of Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands or at such other location as the Directors may from time to time determine.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Law (as amended).

4.

The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Law (as amended).

5.

The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	The liability of the members is limited to the amount, if any, unpaid on the shares respectively held by them.

7.

The capital of the Company is US$160,000,000 divided into 16,000,000,000 shares of a nominal or par value of US$0.01 each provided always that subject to the provisions of the Companies Law (as amended) and the Articles of Association, the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.	The Company may exercise the power contained in Section 226 of the Companies Law (as amended) to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

1

THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

SANDS CHINA LTD.

金沙中國有限公司

(ADOPTED BY SPECIAL RESOLUTION DATED MAY 31, 2013)

TABLE A

The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Law (as amended) shall not apply to the Company and the following Articles shall comprise the Articles of Association of the Company:

INTERPRETATION

1.	In these Articles, unless the context otherwise requires:

“Affiliate” means a Person who, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, a specified Person. For the purpose of Article 186, “control”, “controlled by” and “under common control with” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting shares, by agreement, contract, agency or otherwise;

“Affiliated Companies” means those partnerships, corporations, limited liability companies, trusts or other entities that are affiliates of the Company, including, without limitation, subsidiaries, holding companies and intermediary companies (as those and similar terms are defined in the Gaming Laws of the applicable Gaming Jurisdictions) that are registered or licensed under applicable Gaming Laws;

“Articles” means these articles of association of the Company, as amended or substituted from time to time;

“associate(s)” has the meaning attributed to it in the Listing Rules;

“Auditor” means the auditor of the Company for the time being and may include any individual, partnership or other internationally recognized accounting firm;

“business day” means any day on which the Stock Exchange is open for the business of dealing in securities;

“capital” means the share capital from time to time of the Company;

“clear days” means, in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“clearing house” means a clearing house recognised by the laws of the jurisdiction in which the shares of the Company are listed or quoted on a stock exchange in such jurisdiction;

“Company” means Sands China Ltd.;

“Companies Law” means the Companies Law (as amended) of the Cayman Islands;

“Company’s Website” means the website of the Company, the address or domain name of which has been notified to Members;

“Directors” and “Board of Directors” means the Directors of the Company for the time being and includes the Independent Non-Executive Directors, or as the case may be, the Directors assembled as a Board or as a committee thereof;

“electronic” shall have the meaning given to it in the Electronic Transactions Law (as amended) of the Cayman Islands;

“Electronic Signature” means an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication;

“Gaming Activities” mean the conduct of gaming and gambling activities, or the use of gaming devices, equipment and supplies in the operation of a casino or other enterprise;

“Gaming Authority” means any international, foreign, federal, state, local and other regulatory and licensing body or agency with authority over gaming including, but not limited to, the conduct of Gaming Activities;

“Gaming Jurisdiction” means all jurisdictions, domestic and foreign, and their political subdivisions, in which Gaming Activities are lawfully conducted;

“Gaming Laws” means all laws, statutes, ordinances and regulations pursuant to which any Gaming Authority possesses regulatory and licensing authority over Gaming Activities within any Gaming Jurisdiction, and all orders, decrees, rules and regulations promulgated by such Gaming Authority thereunder;

“Gaming Licenses” means all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises, concessions and entitlements issued by a Gaming Authority necessary for or relating to the conduct of Gaming Activities;

“head office” means such office of the Company as the Directors may from time to time determine to be the principal office of the Company;

“Independent Non-Executive Directors” means the non-executive Directors who are considered to be independent in accordance with the Listing Rules;

“Listing Rules” means the Rules Governing the Listing of Securities on the Stock Exchange, as amended from time to time;

“Memorandum of Association” means the Memorandum of Association of the Company, as amended and restated from time to time;

“month” means a calendar month;

“Office” means the registered office of the Company as required by the Companies Law;

“Ordinary Resolution” means a resolution:

(a)

passed by a simple majority of such Members as, being entitled to do so, vote in person or, in the case of such Members being corporations, by their duly authorised representatives or, where proxies are allowed, by proxy at a general meeting of the Company of which notice has been duly given in accordance with these Articles and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(b)

approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed;

“Own”, “Ownership” or “Control” mean ownership of record, beneficial ownership or the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or the disposition of shares, by agreement, contract, agency or other manner;

“paid up” means paid up as to the par value in respect of the issue of any shares and includes credited as paid up;

“Person” means an individual, partnership, corporation, limited liability company, trust or any other entity;

“published in the newspapers” means published as a paid advertisement in English in at least one English language newspaper and in Chinese in at least one Chinese language newspaper being, in each case, a newspaper published daily and circulating generally in Hong Kong in accordance with the Listing Rules;

“Redemption Date” means the date specified in the Redemption Notice as the date on which the shares Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person are to be redeemed by the Company;

“Redemption Notice” means that notice of redemption given by the Company to an Unsuitable Person or an Affiliate of an Unsuitable Person pursuant to Article 186. Each Redemption Notice shall set forth (i) the Redemption Date, (ii) the number and type of shares to be redeemed, (iii) the Redemption Price and the manner of payment therefor, (iv) the place where any certificates, if any, for such shares shall be surrendered for payment, and (v) any other requirements of surrender of the certificates;

“Redemption Price” means the price to be paid by the Company for the shares to be redeemed pursuant to Article 186, which shall be that price (if any) required to be paid by the Gaming Authority making the finding of Unsuitability, or if such Gaming Authority does not require a certain price to be paid, that amount determined by the Board of Directors to be the fair value of the shares to be redeemed; provided, however, that the price per share represented by the Redemption Price shall in no event be in excess of the closing sales price per share on the Stock Exchange on the trading date immediately before the Redemption Notice is deemed given by the Company to the Unsuitable Person or an Affiliate of an Unsuitable Person. The Redemption Price shall be paid in cash, by promissory note, or both, as required by the applicable Gaming Authority and, if not so required, as the Board of Directors otherwise determines;

“Register” means the principal register and any branch register(s);

“Seal” means the common seal of the Company (if adopted) including any facsimile thereof;

“share” means a share in the capital of the Company. All references to “shares” herein shall be deemed to be shares of any or all classes as the context may require. For the avoidance of doubt in theses Articles the expression “shares” shall include a fraction of a share;

“Shareholder” or “Member” means a person who is registered as the holder of shares in the Register and includes each subscriber to the Memorandum of Association pending entry in the Register of such subscriber;

“signed” means a signature or representation of a signature affixed by mechanical means;

“Special Resolution” means a special resolution passed in accordance with the Companies Law, being a resolution:

(a)

passed by a majority of not less than three-fourths of such Members as, being entitled to do so, vote in person or, in the case of such Members being corporations, by their respective duly authorised representatives or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given in accordance with these Articles and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(b)

approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the Special Resolution so adopted shall be the date on which the instrument or the last of such instruments if more than one, is executed;

“Stock Exchange” means The Stock Exchange of Hong Kong Limited;

“Subsidiary” has the meaning attributed to it in the Listing Rules;

“Unsuitable Person” means a Person who (i) is determined by a Gaming Authority to be Unsuitable to Own or Control any shares in the Company, whether directly or indirectly, or (ii) causes the Company or any Affiliated Company to lose or to be threatened with the loss of any Gaming License, or (iii) in the sole discretion of the Board of Directors of the Company, is deemed likely to jeopardize the Company’s or any Affiliated Company’s application for, receipt of approval for, right to the use of, or entitlement to, any Gaming Licence, and “Unsuitability” and “Unsuitable” shall be construed accordingly; and

“year” means a calendar year.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender;

(c)	words importing persons only shall include companies or associations or bodies of persons, whether corporate or not;

(d)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(e)

expressions referring to writing shall, unless the contrary intention appears, be construed as including printing, lithography, photography and other modes of representing words or figures in a visible form, and including where the representation takes the form of electronic display, provided that both the mode of service of the relevant document or notice and the Member’s election comply with all applicable law, rules and regulations;

(f)

references to a document being executed include references to it being executed under hand or under seal or by electronic signature or by any other method and references to a notice or document include a notice or document recorded or stored in any digital, electronic, electrical, magnetic or other retrievable form or medium and information in visible form whether having physical substance or not;

(g)	references to a “dollar” or “dollars” or $ is a reference to dollars of the United States;

(h)	references to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

3.	Subject to the last two preceding Articles, any words defined in the Companies Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.

The Office of the Company shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

SHARE CAPITAL

5.	The capital of the Company at the date on which these Articles come into effect is US$160,000,000 divided into 16,000,000,000 shares of a nominal or par value of US$0.01 each.

ISSUE OF SHARES

6.

Subject to these Articles, any direction that may be given by the Company in general meeting and, where applicable, the Listing Rules and without prejudice to any special rights or restrictions for the time being attached to any shares or any class of shares, all shares for the time being unissued shall be under the control of the Directors who may:

(a)

designate, re-designate, offer, issue, allot and dispose of the same to such persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine but so that no shares shall be issued at a discount; and

(b)

grant options with respect to such shares and issue warrants, convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for any class of shares or securities in the capital of the Company on such terms as they may from time to time determine, and, for such purposes, the Directors may reserve an appropriate number of shares for the time being unissued.

7.

Neither the Company nor the Board of Directors shall be obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such allotment, offer, option or shares to Members or others with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board of Directors, be unlawful or impracticable. Members affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of Members for any purpose.

8.	No share shall be issued to bearer.

9.

Any financial assistance given by the Company in connection with a purchase made or to be made by any person of any shares or warrants in the Company shall only be made in accordance with the Companies Law, applicable law, the Listing Rules and any relevant code, rules or regulations issued by the Stock Exchange or the Securities and Futures Commission of Hong Kong from time to time.

10.

Subject to the Companies Law and these Articles, the Board of Directors may at any time after the allotment of shares but before any person has been entered in the Register as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board of Directors considers fit to impose.

SHARE RIGHTS

11.

Subject to the provisions of the Companies Law, the Memorandum of Association and these Articles, and to any special rights conferred on the holders of any shares or class of shares, any share in the Company may be issued with or have attached thereto such rights or restrictions whether in regard to dividend, voting, return of capital or otherwise as the Company may by Ordinary Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board of Directors may determine, provided always that where the Company issues shares which do not carry voting rights, the words “non-voting” shall appear in the designation of such shares and where the equity capital includes shares with different voting rights, the designation of each class of shares, other than those with the most favourable voting rights, must include the words “restricted voting” or “limited voting”;

VARIATION OF RIGHTS

12.

Whenever the capital of the Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied or abrogated with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of the relevant class, or with the sanction of a resolution passed at a separate meeting of the holders of the shares of such class by a majority of not less than three-fourths in nominal value of the votes cast at such a meeting. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more persons at least holding or representing by proxy one-third in nominal or par value amount of the issued shares of the relevant class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the shares of that class, every Shareholder of the class shall on a poll have one vote for each share of the class held by him. For the purposes of this Article, the Directors may treat all the classes or any two or more classes as forming one class if they consider that all such classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes.

13.

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied or abrogated by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by the Company.

SHARE CERTIFICATES

14.

Every share certificate shall be issued under the Seal which shall only be affixed with the authority of the Board of Directors and shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates, and the amount paid up thereon and may otherwise be in such form as the Directors may from time to time determine. No certificate shall be issued representing shares of more than one class. The Board of Directors may, by resolution, determine, either generally or in any particular case or cases, that any signatures on any such certificates (or certificates in respect of other securities) need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon.

15.	(1)

In the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate therefore and delivery of a certificate to one of several joint holders shall be sufficient delivery to all such holders.

(2)

Where a share stands in the names of two or more persons, the person first named in the Register shall as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company, except the transfer of the shares, be deemed the sole holder thereof.

16.

Every person whose name is entered, upon an allotment of shares, as a Member in the Register shall be entitled, without payment, to receive one certificate for all such shares of any one class or several certificates each for one or more of such shares of such class upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the Board of Directors from time to time determines.

17.

Share certificates shall be issued within the relevant time limit as prescribed by the Companies Law or as the Stock Exchange may from time to time determine, whichever is the shorter, after allotment or, except in the case of a transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a transfer with the Company.

18.	(1)

Upon every transfer of shares, the certificate held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate shall be issued to the transferee in respect of the shares transferred to him at such fee as is provided in paragraph (2) of this Article. If any of the shares included in the certificate so given up shall be retained by the transferor, a new certificate for the balance shall be issued to him at the aforesaid fee payable by the transferor to the Company in respect thereof.

(2)

The fee referred to in paragraph (1) above shall be an amount not exceeding the relevant maximum amount as the Stock Exchange may from time to time determine provided that the Board of Directors may at any time determine a lower amount for such fee.

19.

If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed a new certificate representing the same shares may be issued to the relevant Member upon request and on payment of such fee as the Stock Exchange may determine to be the maximum fee payable or such lesser sum as the Board of Directors may determine and, subject to compliance with such terms (if any) as to evidence and indemnity and to payment of the costs and reasonable out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board of Directors may think fit and, in case of damage or defacement, on delivery of the old certificate to the Company, provided always that where share warrants have been issued, no new share warrant shall be issued to replace one that has been lost unless the Directors are satisfied beyond reasonable doubt that the original has been destroyed.

FRACTIONAL SHARES

20.

The Directors may issue fractions of a share of any class of shares, and, if so issued, a fraction of a share (calculated to three decimal points) shall be subject to and carry the corresponding fractional liabilities (whether with respect to any unpaid amount thereon, contribution, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole share of the same class of shares.

LIEN

21.

The Company shall have a first priority lien and charge on every partly paid share for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first priority lien and charge on all partly paid shares standing registered in the name of a Member (whether held solely or jointly with another person) for all moneys presently payable by him or his estate to the Company, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien, if any, on a share shall extend to all distributions payable thereon. The Board of Directors may at any time, generally or in any particular case, waive any lien that has arisen or declare any share exempt in whole or in part, from the provisions of this Article.

22.

The Company may sell, in such manner as the Directors in their absolute discretion think fit, any shares on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of 14 clear days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto by reason of his death or bankruptcy.

23.

For giving effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

24.

The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

25.

Subject to these Articles and to the terms of allotment, the Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal value for the shares or by way of premium), and each Member shall (subject to receiving at least 14 clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such shares. A call may be extended, postponed or revoked in whole or in part as the Board of Directors determines but no member shall be entitled to any such extension, postponement or revocation except as a matter of grace and favour.

26.

A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made. The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof.

27.

If a sum called in respect of a share is not paid on or before the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of eight per cent. per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

28.

The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

29.	The Directors may make arrangements on the issue of partly paid shares for a difference between the Members, or the particular shares, in the amount of calls to be paid and in the times of payment.

30.

The Directors may, if they think fit, receive from any Member willing to advance the same either in money or money’s worth all or any part of the moneys uncalled and unpaid or instalments payable upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight per cent. per annum) as may be agreed upon between the Member paying the sum in advance and the Directors. The Board of Directors may at any time repay the amount so advanced upon giving to such Member not less than one month’s notice of its intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced. Such payment in advance shall not entitle the holder of such share or shares to participate in respect thereof in a dividend subsequently declared.

FORFEITURE OF SHARES

31.

If a Member fails to pay any call or instalment of a call in respect of partly paid shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

32.

The notice shall name a further day (not earlier than the expiration of 14 clear days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited. Such forfeiture will include all dividends and bonuses declared in respect of the forfeited shares and not actually paid before the date of forfeiture.

33.

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

34.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

35.

A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the shares forfeited.

36.

A statutory declaration in writing that the declarant is a Director, and that a share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all persons claiming to be entitled to the share.

37.

The Company may receive the consideration, if any, given for a share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and that person shall be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

38.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes due and payable, whether on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

39.

Transfers of shares may be effected by an instrument of transfer in the usual common form or in such other form as the Directors may approve, which is consistent with the standard form of transfer as prescribed by the Stock Exchange and approved by the Directors. All instruments of transfer must be left at the Office of the Company or at such other place as the Directors may appoint and all such instruments of transfer shall be retained by the Company.

40.

The instrument of transfer shall be executed by or on behalf of the transferor and by or on behalf of the transferee, provided that the Directors may dispense with the execution of the instrument of transfer by the transferee in any case which they think fit in their discretion to do so. The instrument of transfer of any share shall be in writing and shall be executed with a manual signature or facsimile signature (which may be machine imprinted or otherwise) by or on behalf of the transferor and transferee, provided that in the case of execution by facsimile signature by or on behalf of a transferor or transferee, the Directors shall have previously been provided with a list of specimen signatures of the authorised signatories of such transferor or transferee and the Directors shall be reasonably satisfied that such facsimile signature corresponds to one of those specimen signatures. The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the Register in respect thereof.

41.	The Directors may, in their absolute discretion, and without assigning any reason, refuse to register a transfer of any share which is not fully paid up or on which the Company has a lien.

42.

If the Directors shall refuse to register a transfer of any share, it shall, within two months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

43.	The Directors may also decline to register any transfer of any shares unless:

(a)

the instrument of transfer is lodged with the Company accompanied by the certificate for the shares to which it relates (which shall upon registration of the transfer be cancelled) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of shares;

(c)	the instrument of transfer is properly stamped (in circumstances where stamping is required);

(d)	in the case of a transfer to joint holders, the number of joint holders to which the share is to be transferred does not exceed four;

(e)	the shares concerned are free of any lien in favour of the Company; and

(f)	a fee of such maximum as the Stock Exchange may from time to time determine to be payable (or such lesser sum as the Directors may from time to time require) is paid to the Company in respect thereof.

44.

No transfer shall be made to an infant or to a person in respect of whom an order has been made by any competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs or under other legal disability.

45.

Upon every transfer of shares the certificate held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate shall be issued without charge to the transferee in respect of the shares transferred to him, and if any of the shares included in the certificate so given up shall be retained by the transferor, a new certificate in respect thereof shall be issued to him without charge. The Company shall also retain the instrument(s) of transfer.

46.

The registration of transfers may, on 14 days’ notice being given by advertisement published on the Stock Exchange’s website, or, subject to the Listing Rules, by electronic communication in the manner in which notices may be served by the Company by electronic means as herein provided or by advertisement published in the newspapers, be suspended and the Register closed at such times for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended or the Register closed for more than 30 days in any calendar year (or such longer period as the Members may by Ordinary Resolution determine provided that such period shall not be extended beyond 60 days in any year).

TRANSMISSION OF SHARES

47.

The legal personal representative of a deceased sole holder of a share shall be the only person recognised by the Company as having any title to the share. In the case of a share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only person recognised by the Company as having any title to the share.

48.

Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Member in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

49.

A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of such share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

UNTRACEABLE MEMBERS

50.	(1)

Without prejudice to the rights of the Company under paragraph (2) of this Article, the Company may cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two consecutive occasions. However, the Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

(2)	The Company shall have the power to sell, in such manner as the Board of Directors thinks fit, any shares of a Member who is untraceable, but no such sale shall be made unless:

(a)

all cheques or warrants in respect of dividends of the shares in question, being not less than three in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorised by these Articles have remained uncashed;

(b)

so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the Member who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law; and

(c)

the Company, if so required by the Listing Rules, has, at the end of the relevant period, given notice to, and caused an advertisement to be published in the newspapers of its intention to sell such shares in the manner required by the Stock Exchange, and a period of three months or such shorter period as may be allowed by the Stock Exchange has elapsed since the date of such advertisement.

For the purpose of the foregoing, the “relevant period” means the period commencing twelve years before the date of publication of the advertisement referred to in paragraph (c) of this Article and ending at the expiry of the period referred to in that paragraph.

(3)

To give effect to any such sale, the Board of Directors may authorise some person to transfer the said shares and an instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Member for an amount equal to such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Article shall be valid and effective notwithstanding that the Member holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.

ALTERATION OF CAPITAL

51.	The Company may from time to time by Ordinary Resolution:

(a)	increase its share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

(b)	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

(c)	convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination;

(d)

sub-divide its existing shares, or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived and may by such resolution determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred, deferred or other rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares; or

(e)

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

52.

The Board of Directors may settle as it considers expedient any difficulty which arises in relation to any consolidation and division under the last preceding Article and, in particular but without prejudice to the generality of the foregoing, may issue certificates in respect of fractions of shares or arrange for the sale of the shares representing fractions and the distribution of the new proceeds of sale (after deduction of the expenses of such sale) in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board of Directors may authorise some person to transfer the shares representing fractions to their purchaser or resolve that such net proceeds be paid to the Company for the Company’s benefit. Such purchaser will not be bound to see to the application of the purchase money nor will his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

53.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

REDEMPTION AND PURCHASE OF OWN SHARES

54.

Subject to the Companies Law, the Memorandum of Association, these Articles and, where applicable, the Listing Rules, and any special rights conferred on the holders of any shares or attaching to any class of shares, the Company may:

(a)

issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member, as the case may be, on such terms and in such manner as the Directors may, before the issue of such shares, determine;

(b)	purchase its own shares (including any redeemable shares) on such terms and in such manner as the Directors may determine and agree with the Member; and

(c)

make a payment in respect of the redemption or purchase of its own shares in any manner authorised by the Companies Law, including out of its capital, profits or the proceeds of a fresh issue of shares.

55.

Any share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption, including a Redemption Date, in the notice of redemption, including a Redemption Notice.

56.

The redemption or purchase of any share shall not be deemed to give rise to the redemption or purchase of any other share. Where the Company purchases for redemption a redeemable share, purchases not made through the market or by tender shall be limited to a maximum price. If purchases are by tender, tenders shall be available to all Members alike.

57.

The Directors may, when making payments in respect of redemption or purchase of shares, if authorised by the terms of issue of the shares being redeemed or purchased or with the agreement of the holder of such shares, make such payment either in cash or in specie.

REGISTER OF MEMBERS

58.

The Directors shall cause to be kept at the Office or at any other place within or outside the Cayman Islands as it deems fit a principal register of the Members and there shall be entered therein the particulars of the Members and the shares issued to each of them and other particulars required under the Companies Law.

59.

If the Directors consider it necessary or appropriate, for administrative purposes or to comply with the Listing Rules or otherwise, the Company may establish and maintain a branch register or registers of Members at such location or locations within or outside the Cayman Islands as the Directors think fit.

60.

Notwithstanding anything contained in this Article, the Company shall as soon as practicable and on a regular basis record in the principal register all transfers of shares effected on any branch register and shall at all times maintain the principal register in such manner as to show at all times the Members for the time being and the shares respectively held by them, in all respects in accordance with the Companies Law.

61.

Except when a register is closed and, if applicable, subject to the additional provisions of the following Article, the principal register and any branch register shall during business hours be kept open for the inspection of any Member without charge. The reference to business hours in this Article is subject to such reasonable restrictions as the Company in general meeting may impose, but so that not less than two hours in each business day is to be allowed for inspections.

62.

Any branch register held in Hong Kong shall, during normal business hours (subject to such reasonable restrictions as the Directors may impose), be open to inspection by a Member without charge and any other person on payment of such fee not exceeding HK$2.50 (or such higher amount as may from time to time be permitted under the Listing Rules) as the Directors may determine for each inspection. Any Member may require a copy of the branch register, or any part thereof, on payment of HK$0.25, or such lesser sum as the Company may prescribe, for every 100 words or fractional part thereof required to be copied. The Company shall cause any copy so required by any person to be sent to that person within a period of 10 days commencing on the date next after the day on which the request is received by the Company.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

63.

For the purpose of determining those Members that are entitled to receive notice of, attend or vote at any meeting of Members or any adjournment thereof, or those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period. If the Register shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend or vote at a meeting of Members, the Register shall be so closed for at least 10 days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

64.

In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Members that are entitled to receive notice of, attend or vote at a meeting of the Members, and for the purpose of determining those Members that are entitled to receive payment of any dividend, the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

65.

If the Register is not so closed and no record date is fixed for the determination of those Members entitled to receive notice of, attend or vote at a meeting of Members or those Members that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

GENERAL MEETINGS

66.

The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year and shall specify the meeting as such in the notices calling it; and not more than 15 months shall elapse (or such longer period as the Stock Exchange may authorise) between the date of one annual general meeting of the Company and that of the next. So long as the first annual general meeting of the Company is held within 18 months of its incorporation, it need not be held in the year of its incorporation or in the following calendar year. The annual general meeting shall be held at such time and place as the Directors shall appoint.

67.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

68.

The Directors may, whenever they think fit, convene an extraordinary general meeting. General meetings shall also be convened on the written requisition of any two or more Members of the Company deposited at the principal office of the Company in Hong Kong or, in the event the Company ceases to have such a principal office, the head office or the Office specifying the objects of the meeting and signed by the requisitionists, provided that such requisitionists held as at the date of deposit of the requisition not less than one-tenth of the paid up capital of the Company which carries the right of voting at general meetings of the Company. General meetings may also be convened on the written requisition of any one Member of the Company which is a recognised clearing house (or its nominee(s)) deposited at the principal office of the Company in Hong Kong or, in the event the Company ceases to have such a principal office, the head office or the Office specifying the objects of the meeting and signed by the requisitionist, provided that such requisitionist held as at the date of deposit of the requisition not less than one-tenth of the paid up capital of the Company which carries the right of voting at general meetings of the Company. If the Directors do not within 21 days from the date of deposit of the requisition proceed duly to convene the meeting to be held within a further 21 days, the requisitionist(s) themselves or any of them representing more than one-half of the total voting rights of all of them, may convene the general meeting in the same manner, as nearly as possible, as that in which meetings may be convened by the Directors provided that any meeting so convened shall not be held after the expiration of three months from the date of deposit of the requisition, and all reasonably expenses incurred by the requisitionist(s) as a result of the failure of the Board of Directors shall be reimbursed to them by the Company.

68A.

If the Directors consider that it is impracticable or unreasonable to hold a general meeting on the date or at the time or place stated in the notice calling the general meeting, they may move and/or postpone the general meeting. In such case, an announcement of the date, time and place of the rearranged meeting will be published in accordance with the Listing Rules or as the Directors may determine. Such announcement shall be treated as a notice of the business of the general meeting to all Shareholders and any other person entitled to receive notice of a general meeting provided that the time periods for calling a general meeting by notice under Article 69 are complied with. For the avoidance of doubt, the time periods for notices under Article 69 will not be deemed to have been restarted if the date of the rearranged meeting remains the same. The Directors must take reasonable steps to ensure that any Shareholder trying to attend the meeting at the original time and place is informed of the new arrangements. If a general meeting is rearranged in this way, proxy forms can be delivered as required by these Articles, until 48 hours before the time of the rearranged general meeting.

NOTICE OF GENERAL MEETINGS

69.

An annual general meeting shall be called by notice of not less than 21 clear days and not less than 20 clear business days and any extraordinary general meeting at which it is proposed to pass a Special Resolution shall be called by notice of at least 21 clear days and not less than 10 clear business days. All other extraordinary general meetings shall be called by notice of at least 14 clear days and not less than 10 clear business days. The notice shall specify the time, place, and agenda of the meeting, particulars of the resolutions to be considered at the meeting and in the case of special business (as defined in Article 75) the general nature of that business. The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a Special Resolution shall specify the intention to propose the resolution as a Special Resolution.

70.	Notice of every general meeting shall be given in any manner authorised by these Articles to:

(a)

every person shown as a Member in the Register as of the record date for such meeting, except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register;

(b)

every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting;

(c)	the Auditors;

(d)	each Director and alternate Director;

(e)	the Stock Exchange; and

(f)	such other person to whom such notice is required to be given in accordance with the Listing Rules.

No other person shall be entitled to receive notices of general meetings.

71.	Notwithstanding that a meeting of the Company is called by shorter notice than that referred to in the preceding Article, it shall be deemed to have been duly called if it is so agreed:

(a)	in the case of a meeting called as an annual general meeting, by all the Members of the Company entitled to attend and vote thereat or their proxies; and

(b)

in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

72.

There shall appear with reasonable prominence in every notice of general meetings of the Company a statement that a Member entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of him and that a proxy need not be a Member of the Company.

73.

The accidental omission to give any such notice to, or the non-receipt of any such notice by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting.

74.

In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting.

PROCEEDINGS AT GENERAL MEETINGS

75.

All business carried out at a general meeting shall be deemed special with the exception of (a) declaration and sanctioning a dividend; (b) the consideration of the accounts, balance sheets, and any report of the Directors or of the Auditors; (c) the election of Directors whether by rotation or otherwise in the place of those retiring; (d) the appointment of the Auditors and other officers; (e) the fixing of the remuneration of the Auditors, and the voting of remuneration or extra remuneration to the Directors; (f) the granting of any mandate or authority to the Directors to offer, allot, grant options over or otherwise dispose of the unissued shares in the capital of the Company representing not more than 20 per cent. in nominal value of its then existing issued share capital; and (g) the granting of any mandate or authority to the Directors to repurchase securities of the Company. No special business shall be transacted at any general meeting without the consent of all Members entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

76.

No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, two Members entitled to vote and present in person or by proxy shall be a quorum. If a quorum is not present and the chairman of the Board of Directors is not present, a chairman of the meeting can still be chosen or appointed by the Directors present in person and this will not be treated as part of the business of the meeting.

77.

If within five minutes (or such other longer period as the chairman of the meeting may decide) from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within five minutes from the time appointed for the meeting, the Member or Members present and entitled to vote shall be a quorum. The chairman may, subject to Article 81, decide the date and time of such adjourned meeting.

78.

If the Directors wish to make such a facility available to Members for a specific or all general meetings of the Company, a Member may participate in any general meeting of the Company, by means of a telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

79.	The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company.

80.

If there is no such chairman, or if at any general meeting he is not present at the time appointed for holding the meeting or is unwilling to act as chairman of the general meeting, the alternate chairman will be the chairman of the meeting. If there is no such alternate chairman present at the general meeting, the Directors present in person shall choose a person, who may or may not be a Member, to be chairman of that meeting.

81.

The chairman may, with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting), adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. The chairman of any general meeting can adjourn the meeting, before or after it has started, and whether or not a quorum is present, if he considers that: (a) there is not enough room for the number of Shareholders who wish to attend the meeting, (b) the behaviour of the people present prevents, or is likely to prevent, the business of the general meeting being carried out in an orderly way, or (c) an adjournment is necessary for any other reason, so that the business of the general meeting can be properly carried out. The chairman of the general meeting does not need the consent of the general meeting to adjourn it for any of these reasons to a time, date and place which he decides. He may also adjourn the meeting to a later time on the same day or indefinitely. If a general meeting is adjourned indefinitely, the Directors will fix the time, date and place of the adjourned meeting. When a meeting is adjourned for 14 days or more, at least 7 clear days’ notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

82.	Amendments can be proposed to any resolution under consideration at any general meeting:

(1)	in the case of a resolution duly proposed as a Special Resolution, if they are: (a) of a clerical nature; or (b) to correct some other obvious error; and

(2)	in the case of a resolution duly proposed as an Ordinary Resolution, if they are: (a) of a clerical nature; or (b) within the scope of the resolution,

provided that:

(i)	notice of the proposed amendments is delivered in writing to the head office at least two business days before the date of the meeting or adjourned meeting; or

(ii)	the chairman of the meeting decides that the amendment is appropriate for consideration by the meeting.

No other amendments can be proposed to a Special Resolution or an Ordinary Resolution.

If the chairman of a meeting, acting in good faith, rules that a proposed amendment to any resolution under consideration is out of order, any error in that ruling will not affect the validity of a vote on the original resolution.

82A	(1)

The Directors may put in place arrangements, both before and during any general meeting, which they consider to be appropriate for the proper and orderly conduct of the general meeting and the safety of people attending it. This authority includes power to refuse entry to, or eject from general meetings, people who fail to comply with the arrangements.

(2)

The chairman of a general meeting may take any action he considers appropriate for proper and orderly conduct at a general meeting. The chairman’s decision on matters of procedure or on matters that arise incidentally from the business of a general meeting is final. The chairman’s decision on whether a matter is procedural or incidental is also final.

VOTES OF MEMBERS

83.

Subject to any special rights or restrictions as to voting for the time being attached to any shares by or in accordance with these Articles, at any general meeting on a poll every Member present in person or by proxy or, in the case of a Member being a corporation, by its duly authorised representative shall have one vote for every fully paid share of which he is the holder, but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for the foregoing purposes as paid up on the share. Any vote of Members at a general meeting must be taken by poll except where the chairman of the general meeting, in good faith, decides to allow a resolution which relates purely to a procedural or administrative matter to be voted on by a show of hands.

84.

A declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or not carried by a particular majority, or lost, and an entry to that effect made in the minute book of the Company, shall be conclusive evidence of the facts without proof of the number or proportion of the votes recorded for or against the resolution.

85.

A poll shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting. The Company shall only be required to disclose the voting figures on a poll if such disclosure is required by the Listing Rules.

86.	Votes may be given either personally or by proxy.

87.	A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

88.

All questions submitted to a meeting shall be decided by a simple majority of votes except where a greater majority is required by these Articles or by the Companies Law. In the case of an equality of votes, the chairman of such meeting shall be entitled to a second or casting vote in addition to any other vote he may have.

89.

Where there are joint holders of any share any one of such joint holder may vote, either in person or by proxy, in respect of such share as if he were solely entitled thereto, but if more than one of such joint holders be present at any meeting the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding. Several executors or administrators of a deceased Member in whose name any share stands shall for the purposes of this Article be deemed joint holders thereof.

90.	(1)

A Member who is a patient for any purpose relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such court, and such receiver, committee, curator bonis or other person may vote by proxy, and may otherwise act and be treated as if he were the registered holder of such shares for the purposes of general meetings, provided that such evidence as the Board of Directors may require of the authority of the person claiming to vote shall have been deposited at the Office or head office (or such other place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any document sent therewith), not less than 48 hours before the time appointed for holding the meeting, or adjourned meeting, as the case may be.

(2)

Any person entitled under Article 48 to be registered as the holder of any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that at least 48 hours before the time of the holding of the meeting or adjourned meeting, as the case may be, at which he proposes to vote, he shall satisfy the Board of Directors of his entitlement to such shares, or the Board of Directors shall have previously admitted his right to vote at such meeting in respect thereof.

91.	(1)

No Member shall, unless the Board of Directors otherwise determines, be entitled to attend and vote and to be reckoned in a quorum at any general meeting unless he is duly registered and all calls or other sums presently payable by him in respect of shares in the Company have been paid.

(2)

Where the Company has knowledge that any Member is, under the Listing Rules, required to abstain from voting on any particular resolution of the Company or restricted to voting only for or only against any particular resolution of the Company, any votes cast by or on behalf of such Member in contravention of such requirement or restriction shall not be counted.

92.	If:

(a)	any objection shall be raised to the qualification of any voter; or

(b)	any votes have been counted which ought not to have been counted or which might have been rejected; or

(c)	any votes are not counted which ought to have been counted;

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

PROXIES

93.

Any Member entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person as his proxy to attend and vote instead of him. A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf at a general meeting of the Company or at a class meeting. A proxy need not be a Member. In addition, a proxy or proxies representing either a Member who is an individual or a Member which is a corporation shall be entitled to exercise the same powers on behalf of the Member which he or they represent as such Member could exercise.

94.

The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same. In the case of an instrument of proxy purporting to be signed on behalf of a corporation by an officer thereof it shall be assumed, unless the contrary appears, that such officer was duly authorised to sign such instrument of proxy on behalf of the corporation without further evidence of the facts.

95.

The instrument appointing a proxy and (if required by the Board of Directors) the power of attorney or other authority (if any) under which it is signed, or a certified copy of such power or authority, shall be delivered to such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified, at the Office) not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of eleven months from the date named in it as the date of its execution, except at an adjourned meeting in cases where the meeting was originally held within eleven months from such date. The Directors may, in their absolute discretion, accept an instrument of proxy which is sent electronically or by some other data transmission process, subject to any requirements that the Directors may from time to time impose. If the Directors decide to accept an instrument of proxy which is sent electronically or by some other data transmission process, any provision of these Articles on the execution of proxies shall not apply to such instrument of proxy, save that the date named in it as the date thereof shall be deemed to be date of its execution. An instrument of proxy sent electronically or by some other data transmission process shall be treated as delivered at the time of receipt at the Office (or at such other place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any accompanying documents). All references in these Articles to delivery of proxies shall include proxies sent electronically or by some other data transmission process. Delivery of an instrument appointing a proxy shall not preclude a Member from attending and voting in person at the meeting convened and in such event, the instrument appointing a proxy shall be deemed to be revoked.

96.

Instruments of proxy shall be in any common form or in such other form as the Board of Directors may approve (provided that this shall not preclude the use of the two-way form) and the Board of Directors may, if it thinks fit, send out with the notice of any meeting forms of instrument of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

97.

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other document sent therewith) two hours at least before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

98.

Anything which, under these Articles, a Member may do by proxy he may likewise do by his duly appointed attorney and the provisions of these Articles relating to proxies and instruments appointing proxies shall apply mutatis mutandis in relation to any such attorney and the instrument under which such attorney is appointed.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

99.	(1)

Any corporation which is a Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any meeting of any class of Members. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual Member and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.

(2)

If a Member is a clearing house or its nominee(s), it may authorise such person or persons as it thinks fit to act as its representative(s) or proxy(ies) at any meeting of the Company or any meeting of any class of Members provided that, if more than one person is so authorised, the authorisation or proxy form must specify the number and class of shares in respect of which each such person is so authorised. The person so authorised will be entitled to exercise the same power on behalf of the recognised clearing house as that clearing house or its nominee(s) could exercise if it were an individual Member of the Company.

(3)	Any reference in these Articles to a duly authorised representative of a Member being a corporation shall mean a representative authorised under the provisions of this Article.

WRITTEN RESOLUTIONS OF MEMBERS

100.

A resolution in writing signed (in such manner as to indicate, expressly or impliedly, unconditional approval) by or on behalf of all persons for the time being entitled to receive notice of and to attend and vote at general meetings of the Company shall, for the purposes of these Articles, be treated as a resolution duly passed at a general meeting of the Company and, where relevant, as a Special Resolution so passed. Any such resolution shall be deemed to have been passed at a meeting held on the date on which it was signed by the last Member to sign, and where the resolution states a date as being the date of his signature thereof by any Member the statement shall be prima facie evidence that it was signed by him on that date. Such a resolution may consist of several documents in the like form, each signed by one or more relevant Members.

DIRECTORS

101.	(1)

Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than three. There shall be no maximum number of Directors unless otherwise determined from time to time by the Members in general meeting. Subject to Article 138 but notwithstanding any other provision in these Articles, at least one-third of the Board of Directors shall be Independent Non-Executive Directors. The Directors shall be elected or appointed in the first place by the subscribers to the Memorandum of Association or by a majority of them and thereafter in accordance with Article 106 and shall hold office until their successors are elected or appointed.

(2)

Subject to these Articles and the Companies Law, the Company may by Ordinary Resolution elect any person to be a Director either to fill a casual vacancy on the Board of Directors, or as an addition to the existing Board of Directors, provided that at least one-third of the Board of Directors shall be Independent Non-Executive Directors.

(3)

The Directors shall have the power from time to time and at any time to appoint any person as a Director either to fill a casual vacancy on the Board of Directors or as an addition to the existing Board of Directors, provided that at least one-third of the Board of Directors shall be Independent Non-Executive Directors. Any Director so appointed by the Board of Directors shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election.

(4)

Neither a Director nor an alternate Director shall be required to hold any shares of the Company by way of qualification, and a Director or alternate Director (as the case may be) who is not a Member shall be entitled to receive notice of and to attend and speak at any general meeting of the Company and of all classes of shares of the Company.

(5)

The Members may, at any general meeting convened and held in accordance with these Articles, by Ordinary Resolution remove a Director at any time before the expiration of his period of office notwithstanding anything to the contrary in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under any such agreement).

(6)

A vacancy on the Board of Directors created by the removal of a Director under the provisions of subparagraph (5) above may be filled by the election or appointment by Ordinary Resolution of the Members at the meeting at which such Director is removed.

(7)	The Company may from time to time by Ordinary Resolution increase or reduce the number of Directors but so that the number of Directors shall never be less than three.

ALTERNATE DIRECTOR

102.

Any Director may in writing appoint another person to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present, and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. An alternate Director may be removed at any time by the person or body which appointed him and, subject thereto, the office of alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. Any appointment or removal of an alternate Director shall be effected by notice signed by the appointor and delivered to the Office or head office or tendered at a meeting of the Board of Directors. Such alternate shall not be an officer of the Company and shall be deemed to be the agent of the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

103.

Any Director may appoint any person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

EXECUTIVE DIRECTORS

104.

The Board of Directors may from time to time appoint any one or more of its body to be a managing director, joint managing director, deputy managing director or to hold any other employment or executive office with the Company for such period and upon such terms as the Board of Directors may determine and the Board of Directors may revoke or terminate any of such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director. A Director appointed to an office under this Article shall be subject to the same provisions as to removal as the other Directors of the Company, and he shall (subject to the provisions of any contract between him and the Company) ipso facto and immediately cease to hold such office if he shall cease to hold the office of Director for any cause.

105.

Notwithstanding Articles 108, 109,110 and 111, a Director appointed to an office under Article 104 hereof shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise or by all or any of those modes) and such other benefits (including pension and/or gratuity and/or other benefits on retirement) and allowances as the Board of Directors may from time to time determine, and either in addition to or in lieu of his remuneration as a Director.

RETIREMENT OF DIRECTORS

106.	(1)

Notwithstanding any other provisions in the Articles, at each annual general meeting one-third of the Directors for the time being (or, if their number is not a multiple of three (3), the number nearest to but not less than one-third) shall retire from office by rotation provided that every Director shall be subject to retirement at least once every three years.

(2)

A retiring Director shall be eligible for re-election and shall continue to act as a Director throughout the meeting at which he retires. The Directors to retire by rotation shall include (so far as necessary to ascertain the number of directors to retire by rotation) any Director who wishes to retire and not to offer himself for re-election. Any further Directors so to retire shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last re-election or appointment and so that as between persons who became or were last re-elected Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. Any Director appointed pursuant to Article 101(2) or Article 101(3) shall not be taken into account in determining which particular Directors or the number of Directors who are to retire by rotation.

107.

No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for election as a Director at any general meeting unless a notice signed by a Member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election, and also a notice signed by the person to be proposed of his willingness to be elected shall have been lodged at the head office or at the Office, provided that the minimum length of the period during which such notice(s) are given shall be at least seven days, and that (if the notices are submitted after the dispatch of the notice of the general meeting appointed for such election) the period for lodgment of such notice(s) shall commence on the day after the dispatch of the notice of the general meeting appointed for such election and end no later than seven days prior to the date of such general meeting.

DIRECTOR’S FEES AND EXPENSES

108.

The ordinary remuneration of the Directors shall from time to time be determined by the Company in general meeting and shall (unless otherwise directed by the resolution by which it is voted) be divided amongst the Board of Directors in such proportions and in such manner as the Board of Directors may agree or, failing agreement, equally, except that any Director who shall hold office for only a portion of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office. Such remuneration shall be deemed to accrue from day to day.

109.

Each Director shall be entitled to be repaid or prepaid all necessary travelling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board of Directors or committees of the Board of Directors or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director.

110.

Any Director who, by request from the Board of Directors, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Board of Directors go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board of Directors may determine, and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for by or pursuant to any other Article.

111.

The Board of Directors shall obtain the approval of the Company in general meeting before making any payment to any Director or past Director of the Company by way of compensation for loss of office, or as consideration for or in connection with his retirement from office (not being payment to which the Director is contractually entitled).

DIRECTOR’S INTERESTS

112.	A Director may:

(a)

hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board of Directors may determine. Any remuneration (whether by way of salary, commission, participation in profits or otherwise) paid to any Director in respect of any such other office or place of profit shall be in addition to any remuneration provided for by or pursuant to any other Article;

(b)	act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm may be remunerated for professional services as if he were not a Director; and

(c)

continue to be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company promoted by the Company or in which the Company may be interested as a vendor, shareholder or otherwise, and (unless otherwise agreed) no such Director shall be accountable for any remuneration, profits or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of or from his interests in any such other company. Subject as otherwise provided by these Articles, the Directors may exercise or cause to be exercised the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as Directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officers of such company) or voting or providing for the payment of remuneration to the director, managing director, joint managing director, deputy managing director, executive director, manager or other officers of such other company, and any Director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in manner aforesaid.

113.

Subject to the Companies Law and to these Articles, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established, provided that such Director shall disclose the nature of his interest in any contract or arrangement in which he is interested in accordance with Article 114 herein. No powers shall be taken to freeze or otherwise impair any of the rights attaching to any share by reason only that the Director interested directly or indirectly therein has failed to disclose its interests to the Company.

114.

A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board of Directors at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of the Board of Directors after he knows that he is or has become so interested. For the purposes of this Article, a general notice to the Board of Directors by a Director to the effect that:

(a)	he is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with that company or firm; or

(b)	he is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with a specified person who is connected with him;

shall be deemed to be a sufficient declaration of interest under this Article in relation to any such contract or arrangement, provided that no such notice shall be effective unless either it is given at a meeting of the Board of Directors or the Director takes reasonable steps to secure that it is brought up and read at the next Board of Directors meeting after it is given.

115.	(1)

A Director shall not vote (nor be counted in the quorum) on any resolution of the Board of Directors approving any contract or arrangement or any other proposal in which he or any of his associate(s) is materially interested, but this prohibition shall not apply to any of the following matters namely:

(i)

any contract or arrangement for the giving to such Director or his associate(s) any security or indemnity in respect of money lent by him or any of his associate(s) or obligations incurred or undertaken by him or any of his associate(s) at the request of or for the benefit of the Company or any of its subsidiaries;

(ii)

any proposal, contract or arrangement for the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which the Director or his associate(s) has himself/themselves assumed responsibility, in whole or in part, whether alone or jointly under a guarantee or indemnity or by the giving of security;

(iii)

any contract or arrangement concerning an offer of shares or debentures or other securities of or by the Company or any other company which the Company may promote or be interested in for subscription or purchase, where the Director or his associate(s) is/are or is/are to be interested as a participant in the underwriting or sub-underwriting of the offer;

(iv)

any contract or arrangement in which the Director or his associate(s) is/are interested in the same manner as other holders of shares or debentures or other securities of the Company by virtue only of his/their interest in shares or debentures or other securities of the Company; or

(v)	any proposal or arrangement concerning the adoption, modification or operation of:

(a)	any employees’ share scheme or any share incentive or a share option scheme under which a Director or his associate(s) may benefit; or

(b)

a pension fund or retirement, death or disability benefits scheme or other arrangement which relates both to directors, his associate(s) and employees of the Company or of any of its subsidiaries and does not provide in respect of any Director, or his associate(s), as such any privilege or advantage not accorded generally to the class of persons to which such scheme or fund relates.

(2)

If any question shall arise at any meeting of the Board of Directors as to the materiality of the interest of a Director (other than the chairman of the meeting) or as to the entitlement of any Director (other than such chairman) to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to such other Director shall be final and conclusive, except in a case where the nature or extent of the interest of the Director concerned as known to such Director has not been fairly disclosed to the Board of Directors. If any question as aforesaid shall arise in respect of the chairman of the meeting such question shall be decided by a resolution of the Board of Directors (for which purpose such chairman shall not vote thereon) and such resolution shall be final and conclusive except in a case where the nature or extent of the interest of such chairman as known to such chairman has not been fairly disclosed to the Board of Directors.

POWERS AND DUTIES OF DIRECTORS

116.

Subject to the provisions of the Companies Law, these Articles and to any resolutions made in general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that resolution had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board of Directors by any other Article.

117.	Without prejudice to the general powers conferred by these Articles, it is hereby expressly declared that the Board of Directors shall have the following powers:

(a)	to give to any person the right or option of requiring at a future date that an allotment shall be made to him of any share at par or at such premium as may be agreed;

(b)

to give to any Directors, officers or servants of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration; and

(c)	to resolve that the Company be deregistered in the Cayman Islands and continued in a named jurisdiction outside the Cayman Islands subject to the provisions of the Companies Law.

118.

The Directors may from time to time appoint any person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including, but not limited to, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary, commission, participation in profits or otherwise or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any person so appointed by the Directors may be removed by the Directors. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto determine if any managing director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

119.

The Directors may appoint a Secretary (and if need be an Assistant Secretary or Assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or Assistant Secretary so appointed by the Directors may be removed by the Directors.

120.

Except as would, if the Company were a company incorporated in Hong Kong, be permitted by Section 157H of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) as in force at the date of adoption of these Articles, and except as permitted under the Companies Law, the Company shall not directly or indirectly:

(i)	make a loan to a Director or a director of any holding company (as defined by the Listing Rules) of the Company or to any of their respective associate(s);

(ii)	enter into any guarantee or provide any security in connection with a loan made by any person to a Director or such a director; or

(iii)

if any one or more of the Directors hold (jointly or severally, or directly or indirectly) a controlling interest in another company, make a loan to that other company or enter into any guarantee or provide any security in connection with a loan made by any person to that other company.

121.

The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

122.

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

123.

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company, and may appoint any persons to be members of such committees or local boards, and may appoint any managers or agents of the Company and may fix the remuneration of any such persons.

124.

The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors, and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit, and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

125.	Any such delegates as aforesaid may be authorised by the Directors to subdelegate all or any of the powers, authorities, and discretion for the time being vested in them.

126.

All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board of Directors shall from time to time by resolution determine. The Company’s banking accounts shall be kept with such banker or bankers as the Board of Directors shall from time to time determine.

BORROWING POWERS OF DIRECTORS

127.

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge all or part of its undertaking, property and uncalled capital or any part thereof, and subject to the Companies Law to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

128.	(1)

The Company shall have one or more Seals, as the Board of Directors may determine. For the purpose of sealing documents creating or evidencing securities issued by the Company, the Company may have a securities seal which is a facsimile of the Seal of the Company with the addition of the word “Securities” on its face or in such other form as the Board of Directors may approve. The Board of Directors shall provide for the custody of each Seal and no Seal shall be used without the authority of the Board of Directors or of a committee of the Board of Directors authorised by the Board of Directors. Subject as otherwise provided in these Articles, any instrument to which a Seal is affixed shall be signed autographically by one Director and the Secretary or by two Directors or by such other person (including a Director) or persons as the Board of Directors may appoint, either generally or in any particular case, save that as regards any certificates for shares or debentures or other securities of the Company, the Board of Directors may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature. Every instrument executed in any manner provided by this Article shall be deemed to be sealed and executed with the authority of the Board of Directors previously given.

(2)

Where the Company has a Seal for use abroad, the Board of Directors may by writing under the Seal appoint any agent or committee abroad to be the duly authorised agent of the Company for the purpose of affixing and using such Seal and the Board of Directors may impose restrictions on the use thereof as may be thought fit. Wherever in these Articles reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such other Seal as aforesaid.

DISQUALIFICATION OF DIRECTORS

129.	The office of Director shall be vacated, if:

(a)	the Director resigns his office by notice in writing to the Company at its Office or its head office;

(b)

if an order is made by any competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs and the Board of Directors resolves that his office be vacated;

(c)

the Director, without leave, he is absent from meetings of the Board of Directors (unless an alternate Director appointed by him attends in his place) for a continuous period of 12 months, and the Board of Directors resolves that his office be vacated;

(d)	the Director becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors generally;

(e)	the Director ceases to be or is prohibited from being a Director by law or by virtue of any provisions in these Articles;

(f)

the Director is removed from office by notice in writing served upon him signed by not less than three-fourths in number (or, if that is not a round number, the nearest lower round number) of the Directors (including himself) then in office; or

(g)	the Director is removed from office by an Ordinary Resolution of the Members of the Company under Article 101.

REGISTER OF DIRECTORS AND OFFICERS

130.

The Company shall cause to be kept in one or more books at its Office a Register of Directors and Officers in which there shall be entered the full names and addresses of the Directors and Officers and such other particulars as required by the Companies Law or as the Directors may determine. The Company shall send to the Registrar of Companies in the Cayman Islands a copy of such register, and shall from time to time notify to the said Registrar of Companies of any change that takes place in relation to such Directors and Officers as required by the Companies Law.

PROCEEDINGS OF DIRECTORS

131.

The Directors may meet together (either within or outside the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall have a second or casting vote. A Director may, and a Secretary or Assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

132.

A Director or Directors may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

133.

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, if there be two or more Directors shall be two, and if there be one Director the quorum shall be one. A Director represented by proxy or by an Alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

134.

Any Director who ceases to be a Director at a Board of Directors meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of such Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

135.	The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

136.

When the chairman of a meeting of the Directors signs the minutes of such meeting, the meeting shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

137.

A resolution in writing (in one or more counterparts) signed by all the Directors or their alternates (provided that such number is sufficient to constitute a quorum and further provided that a copy of such resolution has been given or the contents thereof communicated to all the Directors for the time being entitled to receive notices of Board meetings in the same manner as notices of meetings are required to be given by these Articles) shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. When signed, a valid resolution may consist of several documents each signed by one or more of the Directors including by Electronic Signature.

138.	The continuing Director(s) may act notwithstanding any vacancy in their body, save that:

(a)

if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the minimum number of Directors, the continuing Director(s) may act for the purpose of increasing the number of Directors, or of summoning a general meeting of the Company, but for no other purpose; and

(b)

without prejudice to paragraph (a) of this Article, if the Board of Directors ceases to include such number of Independent Non-Executive Directors as is equal to at least one-third of the Board of Directors, the continuing Director(s) shall continue to manage the business of the Company in all respects pursuant to Article 116 and to exercise all powers, discretions and duties of the Directors under these Articles, provided that the continuing Director(s) shall be required to use all reasonable endeavours to appoint or procure the appointment of at least such number of Independent Non-Executive Directors as shall result in at least one-third of the Board of Directors being Independent Non-Executive Directors in accordance with Article 101(1).

139.

The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present at the time appointed for holding the meeting, the alternate chairman will be the chairman of the meeting. If there is no such alternate chairman, the Directors present in person may choose one of their number to be chairman of the meeting.

140.

A committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within half an hour after the time appointed for holding the meeting, the members present may choose one of their number to be chairman of the meeting.

141.

A committee appointed by the Directors may meet and adjourn as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes of the committee members present, and in case of an equality of votes, the chairman shall have a second or casting vote.

142.

All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

DIVIDENDS

143.

Subject to the Companies Law, the Company in general meeting may from time to time declare dividends in any currency to be paid to the Members, but no dividend shall be declared in excess of the amount recommended by the Board of Directors.

144.

Dividends may be declared and paid out of the profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed. With the sanction of an Ordinary Resolution, dividends may also be declared and paid out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Companies Law.

145.	Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:

(a)

all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share; and

(b)	all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

146.

The Board of Directors may from time to time pay to the Members such interim dividends as appear to the Board of Directors to be justified by the profits of the Company, and in particular (but without prejudice to the generality of the foregoing) if at any time the share capital of the Company is divided into different classes, the Board of Directors may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend, and provided that the Board of Directors acts bona fide, the Board of Directors shall not incur any responsibility to the holders of shares conferring any preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferential rights, and may also pay any fixed dividend which is payable on any shares of the Company half-yearly or on any other dates, whenever such profits, in the opinion of the Board of Directors, justifies such payment.

147.

The Board of Directors may deduct from any dividend or other moneys payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

148.	No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

149.

Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his address as appearing in the Register or addressed to such person and at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by such joint holders.

150.

All dividends or bonuses unclaimed for one year after having been declared may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed. Any dividends or bonuses unclaimed after a period of six years from the date of declaration shall be forfeited and shall revert to the Company. The payment by the Board of Directors of any unclaimed dividends or other sums payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

151.

Whenever the Board of Directors or the Company in general meeting has resolved that a dividend be paid or declared, the Board of Directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind, and in particular of paid up shares, debentures or warrants to subscribe securities of the Company or any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the Board of Directors may settle the same as it thinks expedient, and in particular may issue certificates in respect of fractions of shares, disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board of Directors and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend, and such appointment shall be effective and binding on the Members. The Board of Directors may resolve that no such assets shall be made available to Members with registered addresses in any particular territory or territories where, in the absence of a registration statement or other special formalities, such distribution of assets would or might, in the opinion of the Board of Directors, be unlawful or impracticable, and in such event the only entitlement of the Members aforesaid shall be to receive cash payments as aforesaid. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

152.	(1)

Whenever the Board of Directors or the Company in general meeting has resolved that a dividend be paid or declared on any class of the share capital of the Company, the Board of Directors may further resolve either:

(a)

that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the Members entitled thereto will be entitled to elect to receive such dividend (or part thereof if the Board of Directors so determines) in cash in lieu of such allotment. In such case, the following provisions shall apply:

(i)	the basis of any such allotment shall be determined by the Board of Directors;

(ii)

the Board of Directors, after determining the basis of allotment, shall give not less than two weeks’ notice to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(iii)	the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

(iv)

the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on shares in respect whereof the cash election has not been duly exercised (the “non-elected shares”), and in satisfaction thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the non-elected shares on the basis of allotment determined as aforesaid, and for such purpose the Board of Directors shall capitalise and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account, share premium account, capital redemption reserve other than the Subscription Rights Reserve) as the Board of Directors may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the non-elected shares on such basis; or

(b)

that the Members entitled to such dividend shall be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the Board of Directors may think fit. In such case, the following provisions shall apply:

(i)	the basis of any such allotment shall be determined by the Board of Directors;

(ii)

the Board of Directors, after determining the basis of allotment, shall give not less than two weeks’ notice to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(iii)	the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

(iv)

the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on shares in respect whereof the share election has been duly exercised (the “elected shares”), and in lieu thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the elected shares on the basis of allotment determined as aforesaid, and for such purpose the Board of Directors shall capitalise and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account, share premium account, capital redemption reserve other than the Subscription Rights Reserve) as the Board of Directors may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the elected shares on such basis.

(2)	(a)

The shares allotted pursuant to the provisions of paragraph (1) of this Article shall rank pari passu in all respects with shares of the same class (if any) then in issue, save only as regards participation in the relevant dividend or in any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend unless, contemporaneously with the announcement by the Board of Directors of their proposal to apply the provisions of sub-paragraph (a) or (b) of paragraph (2) of this Article in relation to the relevant dividend or contemporaneously with their announcement of the distribution, bonus or rights in question, the Board of Directors shall specify that the shares to be allotted pursuant to the provisions of paragraph (1) of this Article shall rank for participation in such distribution, bonus or rights.

(b)

The Board of Directors may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (1) of this Article, with full power to the Board of Directors to make such provisions as it thinks fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the Members concerned). The Board of Directors may authorise any person to enter into on behalf of all Members interested, an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

(3)

The Company may, upon the recommendation of the Board of Directors by Ordinary Resolution resolve in respect of any one particular dividend of the Company that, notwithstanding the provisions of paragraph (1) of this Article, a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to Members to elect to receive such dividend in cash in lieu of such allotment.

(4)

The Board of Directors may on any occasion determine that rights of election and the allotment of shares under paragraph (1) of this Article shall not be made available or made to any Members with registered addresses in any territory where, in the absence of a registration statement or other special formalities, the circulation of an offer of such rights of election or the allotment of shares would or might, in the opinion of the Board of Directors, be unlawful or impracticable, and in such event the provisions aforesaid shall be read and construed subject to such determination. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

(5)

Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Board of Directors, may specify that the same shall be payable or distributable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable or distributable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares. The provisions of this Article shall mutatis mutandis apply to bonuses, capitalisation issues, distributions of realised capital profits or offers or grants made by the Company to the Members.

ACCOUNTS AND AUDIT

153.

The Board of Directors shall cause true accounts to be kept of the sums of money received and expended by the Company, and the matters in respect of which such receipt and expenditure take place, and of the property, assets, credits and liabilities of the Company and of all other matters required by the Companies Law or necessary to give a true and fair view of the Company’s affairs and to explain its transactions.

154.

The accounting records shall be kept at the Office or, at such other place or places as the Board of Directors decides, and shall always be open to inspection by the Directors. No Member (other than a Director) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorised by the Board of Directors or the Company in general meeting.

155.

Subject to Article 156, a printed copy of the Directors’ report, accompanied by the balance sheet and profit and loss account, including every document required by law to be annexed thereto, made up to the end of the applicable financial year and containing a summary of the assets and liabilities of the Company under convenient heads and a statement of income and expenditure, together with a copy of the Auditors’ report, shall be delivered or sent by post to the registered address of each person entitled thereto at least 21 days before the date of the general meeting and at the same time as the notice of annual general meeting and laid before the Company at the annual general meeting in each year, provided that this Article shall not require a copy of those documents to be sent to any person whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

156.

Subject to due compliance with all applicable law, rules and regulations, including, without limitation, the Listing Rules, and to obtaining all necessary consents, if any, required thereunder, the requirements of Article 155 shall be deemed satisfied in relation to any person by sending to the person in any manner not prohibited by law, a summary financial statement derived from the Company’s annual accounts and the directors’ report which shall be in the form and containing the information required by applicable laws and regulations, provided that any person who is otherwise entitled to the annual financial statements of the Company and the directors’ report thereon may, if he so requires by notice in writing served on the Company, demand that the Company sends to him, in addition to a summary financial statement, a complete printed copy of the Company’s annual financial statement and the directors’ report thereon.

157.

The requirement to send to a person referred to in Article 155 the documents referred to in that Article or a summary financial report in accordance with Article 156 shall be deemed satisfied where, in accordance with all applicable law, rules and regulations, including, without limitation, the Listing Rules, the Company publishes copies of the documents referred to in Article 155 and, if applicable, a summary financial report complying with Article 156, on the Company’s Website or in any other permitted manner (including by sending any form of electronic communication), and that person has agreed or is deemed to have agreed to treat the publication or receipt of such documents in such manner as discharging the Company’s obligation to send to him a copy of such documents.

158.	(1)

At the annual general meeting or at a subsequent extraordinary general meeting in each year, the Members shall appoint an Auditor to audit the accounts of the Company, and such auditor shall hold office until the next annual general meeting. Such auditor may be a Member but no Director or officer or employee of the Company shall, during his continuance in office, be eligible to act as an auditor of the Company.

(2)

The Members may, at any general meeting convened and held in accordance with these Articles, by Special Resolution remove the Auditor at any time before the expiration of his term of office and shall by Ordinary Resolution at that meeting appoint another Auditor in his stead for the remainder of his term.

159.	Subject to the Companies Law, the accounts of the Company shall be audited at least once in every calendar year.

160.	The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may otherwise determine.

161.

If the office of auditor becomes vacant by the resignation or death (in the case of an individual) of the Auditor, or by his becoming incapable of acting by reason of illness (in the case of an individual) or other disability at a time when his services are required, the Directors shall fill the vacancy and fix the remuneration of the Auditor so appointed.

162.

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto; and he may call on the Directors or officers of the Company for any information in their possession relating to the books or affairs of the Company.

163.

The statement of income and expenditure and the balance sheet provided for by these Articles shall be examined by the Auditor and compared by him with the books, accounts and vouchers relating thereto; and he shall make a written report thereon stating whether such statement and balance sheet are drawn up so as to present fairly the financial position of the Company and the results of its operations for the period under review and, in case information shall have been called for from Directors or officers of the Company, whether the same has been furnished and has been satisfactory. The financial statements of the Company shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting. The generally accepted auditing standards referred to herein may be those of a country or jurisdiction other than the Cayman Islands. If so, the financial statements and the report of the Auditor should disclose this fact and name such country or jurisdiction.

CAPITALISATION OF PROFITS

164.	Subject to the Companies Law, the Directors may, with the authority of an Ordinary Resolution:

(a)

resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)

appropriate the sum resolved to be capitalised to the Members in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on shares held by them respectively, or

(ii)	paying up in full unissued shares or debentures of a nominal amount equal to that sum,

and allot the shares or debentures, credited as fully paid, to the Members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to Members credited as fully paid;

(c)

make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where shares or debentures become distributable in fractions, the Directors may deal with the fractions as they think fit;

(d)

exclude the right of participation or entitlement of any Member with a registered address outside any territory where, in the absence of a registration statement or other special or onerous formalities, the circulation of an offer of such right or entitlement would or might be unlawful or where the Directors consider the costs, expense or possible delays in ascertaining the existence or extent of the legal and other requirements applicable to such offer or the acceptance of such offer out of proportion to the benefits of the Company;

(e)	authorise a person to enter (on behalf of all the Members concerned) into an agreement with the Company providing for either:

(i)	the allotment to the Members respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or

(ii)

the payment by the Company on behalf of the Members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, and any such agreement made under this authority being effective and binding on all those Members; and

(f)	generally do all acts and things required to give effect to the resolution.

165.

The Directors may, in relation to any capitalisation sanctioned under the preceding Article in their absolute discretion specify that, and in such circumstances and if directed so to do by a Member or Members entitled to an allotment and distribution credited as fully paid up of unissued shares or debentures in the Company pursuant to such capitalisation, the unissued shares, debentures or other securities to which that Member is entitled shall be allotted and distributed credited as fully paid up to such person or persons as that Member may nominate by notice in writing to the Company, such notice to be received not later than the day for which the general meeting of the Company to sanction the capitalisation is convened.

SHARE PREMIUM ACCOUNT

166.

The Directors shall in accordance with Section 34 of the Companies Law establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share.

167.

There shall be debited to any share premium account on the redemption or purchase of a share the difference between the nominal value of such share and the redemption or purchase price, provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by Section 37 of the Companies Law, out of capital.

RESERVES

168.

Before recommending any dividend, the Board of Directors may set aside out of the profits of the Company such sums as it determines as reserves which shall, at the discretion of the Board of Directors, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board of Directors may from time to time think fit, and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board of Directors may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute.

SUBSCRIPTION RIGHTS RESERVE

169.	The following provisions shall have effect to the extent that they are not prohibited by and are in compliance with the Companies Law:

(1)

If, so long as any of the rights attached to any warrants issued by the Company to subscribe for shares of the Company shall remain exercisable, the Company does any act or engages in any transaction which, as a result of any adjustments to the subscription price in accordance with the provisions of the conditions of the warrants, would reduce the subscription price to below the par value of a share, then the following provisions shall apply:

(a)

as from the date of such act or transaction, the Company shall establish and thereafter (subject as provided in this Article) maintain in accordance with the provisions of this Article a reserve (the “Subscription Rights Reserve”) the amount of which shall at no time be less than the sum which for the time being would be required to be capitalised and applied in paying up in full the nominal amount of the additional shares required to be issued and allotted credited as fully paid pursuant to sub- paragraph (c) below on the exercise in full of all the subscription rights outstanding, and shall apply the Subscription Rights Reserve in paying up such additional shares in full as and when the same are allotted;

(b)

the Subscription Rights Reserve shall not be used for any purpose other than that specified above unless all other reserves of the Company (other than share premium account) have been extinguished and will then only be used to make good losses of the Company if and so far as is required by law;

(c)

upon the exercise of all or any of the subscription rights represented by any warrant, the relevant subscription rights shall be exercisable in respect of a nominal amount of shares equal to the amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be, the relevant portion thereof in the event of a partial exercise of the subscription rights) and, in addition, there shall be allotted in respect of such subscription rights to the exercising warrantholder, credited as fully paid, such additional nominal amount of shares as is equal to the difference between:

(i)

the said amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be, the relevant portion thereof in the event of a partial exercise of the subscription rights); and

(ii)

the nominal amount of shares in respect of which such subscription rights would have been exercisable having regard to the provisions of the conditions of the warrants, had it been possible for such subscription rights to represent the right to subscribe for shares at less than par value, and immediately upon such exercise so much of the sum standing to the credit of the Subscription Rights Reserve as is required to pay up in full such additional nominal amount of shares shall be capitalised and applied in paying up in full such additional nominal amount of shares which shall forthwith be allotted credited as fully paid to the exercising warrantholders; and

(d)

if, upon the exercise of the subscription rights represented by any warrant, the amount standing to the credit of the Subscription Rights Reserve is not sufficient to pay up in full such additional nominal amount of shares equal to such difference as aforesaid to which the exercising warrantholder is entitled, the Board of Directors shall apply any profits or reserves then or thereafter becoming available (including, to the extent permitted by law, share premium account) for such purpose until such additional nominal amount of shares is paid up and allotted as aforesaid, and until then no dividend or other distribution shall be paid or made on the fully paid shares of the Company then in issue. Pending such payment and allotment, the exercising warrantholder shall be issued by the Company a certificate evidencing his right to the allotment of such additional nominal amount of shares. The rights represented by any such certificate shall be in registered form and shall be transferable in whole or in part in units of one share in the like manner as the shares for the time being are transferable, and the Company shall make such arrangements in relation to the maintenance of a register therefor and other matters in relation thereto as the Board of Directors may think fit, and adequate particulars thereof shall be made known to each relevant exercising warrantholder upon the issue of such certificate.

(2)

Shares allotted pursuant to the provisions of this Article shall rank pari passu in all respects with the other shares allotted on the relevant exercise of the subscription rights represented by the warrant concerned. Notwithstanding anything contained in paragraph (1) of this Article, no fraction of any share shall be allotted on exercise of the subscription rights.

(3)

The provision of this Article as to the establishment and maintenance of the Subscription Rights Reserve shall not be altered or added to in any way which would vary or abrogate, or which would have the effect of varying or abrogating the provisions for the benefit of any warrantholder or class of warrantholders under this Article without the sanction of a Special Resolution of such warrantholders or class of warrantholders.

(4)

A certificate or report by the Auditors for the time being of the Company as to whether or not the Subscription Rights Reserve is required to be established and maintained, and if so, the amount thereof so required to be established and maintained, as to the purposes for which the Subscription Rights Reserve has been used, as to the extent to which it has been used to make good losses of the Company, as to the additional nominal amount of shares required to be allotted to exercising warrantholders credited as fully paid, and as to any other matter concerning the Subscription Rights Reserve shall (in the absence of manifest error) be conclusive and binding upon the Company and all warrantholders and shareholders.

NOTICES

170.

Except as otherwise provided in these Articles, any notice or document (including any “corporate communication” as defined in the Listing Rules) may be served by the Company and any notices may be served by the Directors on any Member either personally or by sending it through the post in a prepaid letter addressed to such Member at his registered address as appearing in the Register or, to the extent permitted by the Listing Rules and all applicable laws and regulations, by electronic means by transmitting it to any electronic number or address or website supplied by the Member to the Company or by placing it on the Company’s Website, provided that the Company has obtained either (a) the Member’s prior express positive confirmation in writing or (b) the Member’s deemed consent, in the manner specified in the Listing Rules, to receive or otherwise have made available to him notices and documents to be given or issued to him by the Company by such electronic means, or (in the case of notice) by advertisement published in the newspapers. In the case of joint holders of a share, all notices shall be given to that holder for the time being whose name stands first in the Register and notice so given shall be sufficient notice to all the joint holders.

171.

A Member shall be entitled to have notice served on him at any address within Hong Kong. Any Member who has not given an express positive confirmation or a deemed confirmation to the Company in the manner specified in the Listing Rules to receive or otherwise have made available to him notices and documents to be given or issued to him by the Company by electronic means and whose registered address is outside Hong Kong may notify the Company in writing of an address in Hong Kong which for the purpose of service of notice shall be deemed to be his registered address. A Member who has no registered address in Hong Kong shall be deemed to have received any notice which shall have been displayed at the Office and shall have remained there for a period of 24 hours, and such notice shall be deemed to have been received by such Member on the day following that on which it shall have been first so displayed, provided that, without prejudice to the other provisions of these Articles, nothing in this Article shall be construed as prohibiting the Company from sending, or entitling the Company not to send, notices or other documents of the Company to any Member whose registered address is outside Hong Kong.

172.

Any notice or document sent by post shall be deemed to have been served on the day following that on which it is put into a post office situated within Hong Kong, and in proving such service it shall be sufficient to prove that the envelope or wrapper containing the notice or document was properly prepaid, addressed and put into such post office and a certificate in writing signed by the Secretary or other person appointed by the Directors that the envelope or wrapper containing the notice or document was so addressed and put into such post office shall be conclusive evidence thereof.

173.	Any notice or other document delivered or left at a registered address otherwise than by post shall be deemed to have been served or delivered on the day it was so delivered or left.

174.

Any notice served by advertisement shall be deemed to have been served on the day of issue of the official publication and/or newspaper(s) in which the advertisement is published (or on the last day of issue if the publication and/or newspaper(s) are published on different dates).

175.

Any notice given by electronic means as provided herein shall be deemed to have been served and delivered on the day following that on which it is successfully transmitted or at such later time as may be prescribed by the Listing Rules or any applicable laws or regulations.

176.

A notice may be given by the Company to the person or persons entitled to a share in consequence of the death, mental disorder or bankruptcy of a member by sending it through the post in a prepaid letter addressed to him or them by name, or by the title of representative of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, within Hong Kong supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death, mental disorder or bankruptcy had not occurred.

177.

Any person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every notice in respect of such share which prior to his name and address being entered on the Register shall have been duly given to the person from whom he derives his title to such share.

178.

Any notice or document delivered or sent to any Member pursuant to these Articles shall, notwithstanding that such Member be then deceased and whether or not the Company has notice of his death, be deemed to have been duly served in respect of any registered shares whether held solely or jointly with other persons by such Member until some other person be registered in his stead as the holder or joint holder thereof, and such service shall for all purposes of these Articles be deemed a sufficient service of such notice or document on his personal representatives and all persons (if any) jointly interested with him in any such shares.

179.	The signature to any notice to be given by the Company may be written or printed by means of facsimile or, where relevant, by Electronic Signature.

180.	Any notice or other document may be given to a Member either in the English language or the Chinese language, subject to compliance with all applicable law, rules and regulations.

INDEMNITY

181.	(1)

The Company shall indemnify and hold harmless out of the assets of the Company, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) in which judgment is given in his favour, or in which he is acquitted, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a Director, alternate Director or officer of the Company or, while a Director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an “Other Entity”), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in paragraph (3) of this Article, the Company shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorised by the Directors.

(2)

The Company shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article or otherwise.

(3)

If a claim for indemnification or advancement of expenses under this Article is not paid in full within 30 days after a written claim therefore by the Covered Person has been received by the Company, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim.

(4)

The rights conferred on any Covered Person by this Article shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any applicable law, statute, rule or regulation or provision of these Articles or otherwise.

(5)

The Company’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a Director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

(6)

Any amendment, repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

(7)

This Article shall not limit the right of the Company, to the extent and in the manner permitted by applicable law, statute, rule or regulation, to indemnify and to advance expenses to persons other than Covered Persons when and as authorised by appropriate corporate action.

NON-RECOGNITION OF TRUSTS

182.

No person shall be recognised by the Company as holding any share upon any trust, and the Company shall not, unless required by applicable law, statute, rule or regulation, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent or future interest in any of its shares or any other rights in respect thereof, except an absolute right to the entirety thereof in each Member registered in the Register.

WINDING UP

183.

A resolution that the Company be wound up by the court or be wound up voluntarily shall be a Special Resolution, except where the Company is to be wound up voluntarily because it is unable to pay its debts as they may fall due in which event the resolution shall be an Ordinary Resolution.

184.	(1)

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares (i) if the Company shall be wound up and the assets available for distribution amongst the Members of the Company shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu amongst such members in proportion to the amount paid up on the shares held by them respectively and (ii) if the Company shall be wound up and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively.

(2)

If the Company shall be wound up (whether the liquidation is voluntary or by the court) the liquidator may, with the authority of a Special Resolution and any other sanction required by the Companies Law, divide among the Members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of properties of one kind or shall consist of properties to be divided as aforesaid of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of the Members as the liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

(3)

In the event of winding-up of the Company in Hong Kong, every Member of the Company who is not for the time being in Hong Kong shall be bound, within 14 days after the passing of an effective resolution to wind up the Company voluntarily, or the making of an order for the winding-up of the Company, to serve notice in writing on the Company appointing some person resident in Hong Kong and stating that person’s full name, address and occupation upon whom all summonses, notices, process, orders and judgements in relation to or under the winding-up of the Company may be served, and in default of such nomination the liquidator of the Company shall be at liberty on behalf of such Member to appoint some such person, and service upon any such appointee, whether appointed by the Member or the liquidator, shall be deemed to be good personal service on such Member for all purposes, and, where the liquidator makes any such appointment, he shall with all convenient speed give notice thereof to such Member by advertisement as he shall deem appropriate or by a registered letter sent through the post and addressed to such Member at his address as appearing in the register, and such notice shall be deemed to be service on the day following that on which the advertisement first appears or the letter is posted.

AMENDMENT OF ARTICLES OF ASSOCIATION

185.

Subject to the Companies Law and the rights attaching to the various classes of shares, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

UNSUITABLE PERSONS AND COMPULSORY REDEMPTION

186.	(1)

In the event that the Company or a Subsidiary receives a written notice (“Gaming Authority Notice”) from a Gaming Authority to whose jurisdiction the Company or the Subsidiary is subject, or the Company receives from the Controlling Shareholder (as defined in the Listing Rules) of the Company a copy of a Gaming Authority Notice from a Gaming Authority to whose jurisdiction such Controlling Shareholder is subject, setting out the name of a Person who is considered to be an Unsuitable Person, then forthwith upon the Company serving a copy of such Gaming Authority Notice on the relevant parties, and until the shares Owned or Controlled by such Person or its Affiliate are Owned or Controlled by a Person who is not an Unsuitable Person, the Unsuitable Person or any Affiliate of an Unsuitable Person shall: (i) sell all of the shares, or allow the redemption or repurchase of the shares by the Company on such terms, including the Redemption Price, and in such manner as the Directors may determine and agree with the Shareholder, within such period of time as may be specified by a Gaming Authority; (ii) not be entitled to receive any dividend (save for any dividend declared prior to any receipt of any Gaming Authority Notice under this Article but not yet paid), interest or other distribution of any kind with regard to the shares; (iii) not be entitled to receive any remuneration in any form from the Company or a Subsidiary for services rendered or otherwise, and/or (iv) not be entitled to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such shares. In this Article, “relevant parties” means the Person considered by the Gaming Authority to be Unsuitable to be a Shareholder, any intermediaries or representatives of such Person, any entities through which such Person holds an interest in shares of the Company, or any other third parties to whom disclosure of the aforementioned notice of the Gaming Authority is necessary or expedient.

(2)

Subject to applicable laws and regulations, including but not limited to the Listing Rules and The Code on Share Repurchases issued by the Hong Kong Securities and Futures Commission, shares Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person shall be subject to compulsory redemption by the Company, out of funds legally available therefor, by a resolution of the Board of Directors, to the extent required by the Gaming Authority making the determination of Unsuitability or to the extent deemed necessary or advisable by the Board of Directors having regard to relevant Gaming Laws. If a Gaming Authority requires the Company, or if the Board of Directors deems it necessary or advisable, to redeem the shares of a Shareholder under this Article, the Company shall give a Redemption Notice to such Shareholder and shall redeem on the Redemption Date the number of shares specified in the Redemption Notice for the Redemption Price set forth in the Redemption Notice. Upon such compulsory redemption under this Article being exercised by the Company against a Shareholder, such Shareholder will be entitled to receive the Redemption Price in respect of his shares so redeemed, and from the day on which such compulsory redemption is effected, shall have no other Shareholder’s rights except the right to receive the Redemption Price and the right to receive any dividends declared prior to any receipt of any Gaming Authority Notice under these Articles but not yet paid provided however that upon service of a copy of the Gaming Authority Notice on any relevant party, such Shareholder’s rights will be limited as provided in paragraphs (i) to (iv) of the preceding Article.

(3)

If any shares of the Company are held in a street name, by a nominee, an agent or in trust, the record holder of the shares may be required by the Company to disclose to it the identity of the beneficial owner of the shares. The Company may thereafter be required to disclose the identity of the beneficial owner to a Gaming Authority. Each record holder of the shares of the Company must render maximum assistance to the Company in determining the identity of the beneficial owner. A failure of a record holder to disclose the identity of the beneficial owner of shares of the Company may constitute grounds for a Gaming Authority to find the record holder Unsuitable.

(4)

Any Unsuitable Person and any Affiliate of an Unsuitable Person shall indemnify and hold harmless the Company and its Subsidiaries for any and all losses, costs, and expenses, including legal fees, incurred by the Company and its Subsidiaries as a result of, or arising out of, such Unsuitable Person’s or Affiliate’s continuing Ownership or Control of shares, the neglect, refusal or other failure to comply with this Article, or failure to promptly divest itself of any shares when required by the Gaming Laws or this Article.